Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2001, except for Note 8 for which the date is March 5, 2001, relating to the financial statements of Foster wheeler Corporation, all included in Foster Wheeler Corporation's Annual Report on form 10-K/A for the year ended December 29, 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement.


                                                      PricewaterhouseCoopers LLP


Florham Park, New Jersey
June 26, 2001